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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of PRAECIS PHARMACEUTICALS INCORPORATED pertaining to the Third Amended and Restated 1995 Stock Plan for the registration of 1,500,000 shares of common stock, of our report dated January 23, 2004, with respect to the consolidated financial statements, as restated, of PRAECIS PHARMACEUTICALS INCORPORATED included in its Annual Report, as amended, (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts June 3, 2004

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  Exhibit 23.1
Consent of Independent Auditors